UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2005

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2005, NetIQ Corporation reached a definitive agreement (the “Asset Purchase Agreement”) for the sale of its WebTrends web analytics business to Spider Holding Inc., a wholly owned subsidiary of Francisco Partners, L.P., a technology-focused private equity investment firm, for a purchase price of $93.6 million in cash, subject to closing adjustments.

The transaction is conditioned upon (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any other material approvals under applicable foreign antitrust laws and (ii) other customary closing conditions. The transaction does not require the approval of the stockholders of NetIQ.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

On March 28, 2005, NetIQ issued a press release announcing entry into the Asset Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Asset Purchase Agreement, dated as of March 26, 2005, between NetIQ Corporation, NetIQ Ireland Limited, NetIQ Limited and Spider Holding Inc.

99.1	Press Release dated March 28, 2005 of NetIQ Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Richard H. Van Hoesen
Richard H. Van Hoesen
Senior Vice President and
Chief Financial Officer

Date: March 29, 2005